Exhibit 10.3

EMPIRE ENERGY CORPORATION INTERNATIONAL

(a Nevada Corporation)

16801 West 116th Street, Suite 100

Lenexa, KS 66219

SUBSCRIPTION AGREEMENT

6% CONVERTIBLE DEBENTURE

AND

WARRANTS

Instructions

PLEASE COMPLETE AND SIGN TWO COPIES OF THE SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

6% Convertible Debenture and Warrants

for

EMPIRE ENERGY CORPORATION INTERNATIONAL

(a Nevada Corporation)

1. Stock Subscription: The undersigned, RAB SPECIAL SITUATIONS (MASTER) FUND LIMITED (“Subscriber”) hereby subscribes to purchase a 6% Convertible Debenture in the principal amount of One Million Five Hundred Thousand Dollars (US$1,500,000) in the form attached as Schedule “A” (the “Convertible Debenture”) of Empire Energy Corporation International, a Nevada Corporation (“Empire Energy” or the “Company”), convertible into shares of Common Stock, $0.01 par value, at an initial conversion price of $0.15 per share of Class A Common Stock (“Common Stock”), together with warrants in the form attached hereto as Schedule “B” for the purchase of 5,000,000 shares of Common Stock, $0.001 par value (the “Warrant Shares”), at an initial exercise price of $0.18 per share to be exercisable for a period of thirty-six (36) months following the Closing Date (the “Warrants”) (collectively, the Convertible Debenture, the Warrants and the Warrant Shares are known as the “Securities”) for and in consideration of One Million Five Hundred Thousand Dollars (US$1,500,000) to be paid in cash at closing (the “Purchase Price”). All figures are in United States Dollars unless otherwise specified. Such Subscription is subject to the following terms and conditions:

a.	Tender of Purchase Price: Subscriber tenders to Empire Energy the purchase price by a wire transfer to Ballard Spahr Andrews & Ingersoll, LLP, legal counsel for Empire Energy, pursuant to written instructions set forth on Schedule “C”.

b.	Closing: Upon receipt by Empire Energy of the consideration agreed to herein, prior to 12:00 p.m. on March 31, 2006, or such other time as may be agreed to by the Empire Energy and the Subscriber (the “Closing Date”). All funds will be delivered to Empire Energy. The Securities subscribed for herein will not be deemed issued to, or owned by, the Subscriber until the Subscription Agreement has been executed by Subscriber and countersigned by Empire Energy, and all payments required to be made herein have been wired to Ballard Spahr Andrews & Ingersoll, LLP, as set forth in Section 1(a) of this Agreement. The Closing is subject to the fulfillment of the following conditions (the “Conditions”) which Conditions Empire Energy and the Subscriber covenant to exercise its reasonable best efforts to have fulfilled on or prior to the Closing Date:

(i)	for the benefit of Empire Energy, the Subscriber shall have tendered the Purchase Price to Empire Energy;

(ii)	for the benefit of the Subscriber, all relevant documentation and approvals as may be required, by applicable securities statutes, regulations, policy statements and interpretation notes, by applicable securities regulatory authorities and by applicable rules shall have been obtained and, where applicable, executed by or on behalf of the Subscriber;

(iii)	for the benefit of the Subscriber, Empire Energy’ board of directors shall have authorized and approved the execution and delivery of this Agreement, the issuance and delivery of the Securities, the allotment and issuance of such Securities;

(iv)	Empire Energy (for the benefit of the Subscriber) and the Subscriber (for the benefit of Empire Energy) shall have complied with its covenants contained in this Agreement to be complied with prior to Closing, and Empire Energy for the benefit of the Subscriber shall have delivered a Certificate of a senior officer of the Company (acting without personal liability) to that effect to the Subscriber in the form attached hereto as Schedule “D”; and

(v)	the representations and warranties of Empire Energy (for the benefit of the Subscriber) and the Subscriber (for the benefit of Empire Energy) set forth in this Agreement shall be true and correct as of the Closing Date.

Either party may waive in writing in whole or in part by the party benefiting such party before Closing upon such terms as it may consider appropriate in its sole discretion.

c.	Issuance of Securities: After the Closing Date, Empire Energy will deliver the certificates within five (5) days representing the Securities, including the Convertible Debenture; the Warrants and Common Stock issuable upon conversion of the Convertible Debenture or exercise of the Warrant, to the Subscriber (unless Subscriber otherwise instructs Empire Energy in writing). The Certificates representing the Securities, delivered pursuant to this Subscription bear a legend in the following form, unless such Securities have been registered under the Securities Act of 1933, as amended (“1933 Act”) or where exempted:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH

TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

d.	If the Certificates representing the Securities have been held for a period of at least one (1) year and if Rule 144 the 1933 Act, is applicable (there being no representations by Empire Energy that Rule 144 is applicable), then the undersigned may make sales of the Securities only under the terms and conditions prescribed by Rule 144 of the 1933 Act or Exemptions therefrom. Empire Energy shall use commercially reasonable efforts to cause its legal counsel to deliver an opinion or such other documentation as may reasonably be required to effect sales of the Securities under Rule 144.

2. Representations and Warranties: Subscriber hereby represents and warrants to Empire Energy and acknowledges that Empire Energy is relying on such representations and warranties:

a.	SUBSCRIBER UNDERSTANDS THAT THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY.

b.	Subscriber is not an underwriter and acquired the Securities, solely for investment for its own account and not with a view to, or for, resale in connection with any distribution of securities within the meaning of the 1933 Act; and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the undersigned has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge to any person the securities for which it hereby subscribes, or any part thereof; and it understands that the legal consequences of the foregoing representations and warranties to mean that it must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the 1933 Act, and, therefore, may be resold only if registered under the 1933 Act or an exemption from such registration is available.

c.	Subscriber understands the speculative nature and risks of investments associated with Empire Energy, and confirms that the Securities would be suitable and consistent with its investment program and that its financial position enables Subscriber to bear the risks of this investment; and that there may not be any public market for the securities for herein.

d.

The Securities subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, except in compliance with the 1933 Act and applicable state securities or “blue sky” laws. Without limiting the generality or application of any other covenants, representations, warranties or acknowledgements of the Subscriber respecting resale of the Securities, if the

Subscriber decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

i.	the sale is to the Company;

ii.	the sale is made outside the United States in a transaction satisfying the requirements of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

iii.	the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws;

iv.	the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of Securities, and it has prior to such sale furnished to the Company an opinion of counsel to that effect, which opinion and counsel shall be reasonably satisfactory to the Company; or

v.	the Securities are registered under the 1933 Act and any applicable state laws and regulations governing the offer and sale of such Securities,

and the Subscriber understands that the Company may instruct its registrar and transfer agent not to record any transfer of the Securities without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the 1933 Act and applicable state securities laws.

e.	At the time of subscription, Subscriber reviewed the economic consequences of the purchase of the Securities with its attorney and/or other financial advisor, was afforded access to the books and records of the Company, conducted an independent investigation of the business of the Company, and was fully familiar with the financial affairs of the Company. Subscriber consulted with its counsel with respect to the 1933 Act and applicable federal and state securities laws. Company has not provided Subscriber with any representations, statements, or warranties as to the Securities. Subscriber has reviewed the Company’s Form 10-K for the year ended December 31, 2004; the Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and the current reports filed since January 1, 2005, all of which are filed electronically on EDGAR. (collectively, the “2005 SEC Reports”).

f.	Subscriber had the opportunity to ask questions of the Company and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of an investment in Empire Energy.

g.	Subscriber confirms that it is able (i) to bear the economic risk of the investment, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of its investment; and represents that it has adequate means of providing for its current needs and possible personal contingencies, and that it has no need for liquidity in this investment; (iv) this investment is suitable for Subscriber based upon his investment holdings and financial situation and needs, and this investment does not exceed ten percent of Subscriber’s net worth; (v) Subscriber has by reason of its business or financial experience could be reasonably assumed to have the capacity to protect its own interests in connection with this transaction.

h.	The Subscriber has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

i.	The Subscriber is not an affiliate of the Company nor is any affiliate of the Subscriber an affiliate of the Company.

j.	The Subscriber represents that it is not a U.S. Person as defined in Rule 902(k) of Regulation S (a “U.S. Person”), that at the time of the acquisition of the Units it will not be a U.S. Person, that the Subscriber is not, and at the time of the acquisition of the Units will not be, acquiring the Units for the account or benefit of a U.S. Person, and that the Subscriber is normally resident at the address provided by the Subscriber on the signature page hereof.

k.	The Subscriber acknowledges and agrees that all offers and sales of the Securities, as applicable, by the Subscriber shall be made only in accordance with the provisions of Regulation S, pursuant to registration of the securities under the 1933 Act, or pursuant to an available exemption from the registration requirements of the 1933 Act. The Subscriber acknowledges and agrees that it cannot engage in hedging transactions with regard to the Securities prior to the expiration of the one-year distribution compliance period specified in paragraph (b)(3) in Rule 903 promulgated under the 1933 Act unless in compliance with the 1933 Act.

l.	The Subscriber is outside the United States; provided, that delivery of the Units may be effected in the United States through the Subscriber’s agent as long as the Subscriber is outside the United States at the time of such delivery.

m.	The Subscriber has no present intention to sell or otherwise transfer the Securities except in accordance with Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act, in each case in accordance with all applicable securities laws.

n.	The Subscriber understands that the Company is required, under Rule 903 of Regulation S, to refuse to register the transfer of any of the Securities to be received by the Subscriber pursuant to this Subscription that are not transferred pursuant to a registration statement under the 1933 Act, in compliance with Regulation S, or otherwise pursuant to an available exemption from registration.

o.	The Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription and the transactions contemplated hereunder.

All information which the Subscriber has provided concerning the Subscriber is correct and complete as of the date set forth below, and if there should be any change in such information prior to the acceptance of this Agreement by the Company, the Subscriber will immediately provide such information to the Company.

3. Company Representations, Warranties and Covenants. Empire Energy represents, warrants and covenants that, except as set forth on Schedule 3 attached hereto, at the Closing Date (and acknowledges that the Subscriber is relying on such representations, warranties and covenants):

a.	each of Empire Energy and each of its subsidiaries is a valid and subsisting corporation duly incorporated and in good standing under the laws of its jurisdiction of incorporation, and Empire Energy has no subsidiaries other than as set forth in the Company’s 2005 SEC Reports;

b.	each of Empire Energy and each of its subsidiaries is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction;

c.	Empire Energy and its subsidiaries own, possess or has obtained, and is operating in compliance with, all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations (collectively, “Permits”) necessary to own or lease (as the case may be) and operate its properties, and to conduct its businesses or operations as currently conducted, except such Permits the failure of which to obtain would not have a material adverse effect on the business, properties, operations, financial condition or results of operations of Empire Energy, and neither Empire Energy nor any of its subsidiaries has received any notice of proceedings relating to the revocation, modification or suspension of any Permits), if such proceedings would have a material adverse effect on Empire Energy, or any circumstance which would lead it to believe that such proceedings are reasonably likely;

d.

the business and operations of Empire Energy and its subsidiaries have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of Empire Energy and its subsidiaries;

e.	as of February 28, 2006, the authorized capital of Empire Energy consists of 300,000,000 shares of Common Stock. Schedule 3(e) of this Agreement sets forth issued and outstanding capital of Empire Energy, including, but not limited to, shares of Class A Common Stock, shares of Class B Common Stock, exchangeable shares, options, warrants and other securities convertible into equity securities of Empire Energy (collectively, the “Outstanding Securities”). There are no other securities of Empire Energy issued, or, except as set forth in Section 3(e) of this Agreement, reserved for issuance, or authorized or outstanding. All of the Outstanding securities are duly authorized, validly issued, fully paid and non-assessable and none were issued in violation of any preemptive or subscription rights of any person;

f.	Empire Energy will reserve or set aside sufficient shares of common stock in its treasury to issue the Securities and the Common Stock issuable upon conversion of the Convertible Debenture, and all such Securities will upon payment of the recited consideration and issuance be duly and validly issued as fully paid and non-assessable;

g.	the issuance of the Securities and the Common Stock issuable upon conversion of the Convertible Debenture will not be subject to any pre-emptive right or other contractual right to purchase securities granted by Empire Energy or to which Empire Energy is bound;

h.	the issue and sale of the Securities and the Common Stock issuable upon conversion of the Convertible Debenture by Empire Energy does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which Empire Energy is a party;

i.	the Company has complied and will comply fully with the requirements of all applicable corporate and securities laws in all matters relating to the Offering;

j.	there are no legal or governmental actions, suits, proceedings or investigations pending or, to Empire Energy’ knowledge, threatened, to which Empire Energy or any of its subsidiaries is or may be a party or of which property owned or leased by Empire Energy or any of its subsidiaries is or may be the subject, or related to environmental, title, discrimination or other matters, which actions, suits, proceedings or investigations, individually or in the aggregate, could have a material adverse effect on Empire Energy;

k.	there are no judgments against Empire Energy or any of its subsidiaries, if any, which are unsatisfied, nor is Empire Energy or any of its subsidiaries, if any, subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body;

l.	this Agreement has been or will be by the Closing Date, duly authorized by all necessary corporate action on the part of Empire Energy, and Empire Energy has full corporate power and authority to undertake the Private Placement;

m.	this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

n.	neither Empire Energy nor any of its subsidiaries is in violation of its organizational or incorporating documents nor in violation of, or in default under, any lien, mortgage, lease, agreement or instrument, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the financial condition, properties or business of Empire Energy or it subsidiaries;

o.	subject to the accuracy of the representations and warranties of the Subscriber contained in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act, from the registration or qualifications requirements of the state securities or “blue sky” laws and regulations of any applicable state or other applicable jurisdiction;

p.	Empire Energy’ shares of common stock are quoted for trading on the National Association of Securities Dealers over-the-counter electronic bulletin board (the “OTCBB”),

q.	no order ceasing, halting or suspending trading in securities of Empire Energy nor prohibiting the sale of the Securities has been issued to and is outstanding against Empire Energy or its directors, officers or promoters, and, to the best of Empire Energy knowledge, no investigations or proceedings for such purposes are pending or threatened;

r.	neither Empire Energy nor any subsidiary thereof will have taken any action which would be reasonably expected to result in the delisting or suspension of quotation of Empire Energy’ shares of common stock on or from the OTCBB and Empire Energy will have complied, in all material respects, with the rules and regulations of eligibility on the OTCBB;

s.	no person, firm or corporation acting or purporting to act at the request of Empire Energy is entitled to any brokerage, agency or finder’s fee in connection with the purchase and sale of the Securities described herein;

t.	Empire Energy is a “reporting issuer” under section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and to Empire Energy’s knowledge is not in default of any of the requirements of the 1934 Act;

u.	as of their respective filing dates, each report, schedule, registration statement and proxy filed by Empire Energy with the United States Securities and Exchange Commission (“SEC”) (each, an “SEC Report” and collectively, the “SEC Reports”) (and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of this Agreement, then also on the date of filing of such amendment or superseding filing), (i) to Empire Energy’s knowledge where required, were prepared in all material respects in accordance with the requirements of the 1933 Act, or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) to Empire Energy’s knowledge are all the forms, reports and documents required to be filed by Empire Energy with the SEC since that time. Empire Energy’ subsidiaries are not required to file any reports or other documents with the SEC. Each set of audited consolidated financial statements and unaudited interim financial statements of Empire Energy (including any notes thereto) included in the SEC Reports (i) to Empire Energy’s knowledge, complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of Empire Energy as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount. To Empire Energy’s knowledge, no events or other factual matters exist which would require Empire Energy to file any amendments or modifications to any SEC Reports which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the 1933 Act or the 1934 Act;

v.	Each SEC Report containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Empire Energy’ chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); to Empire Energy’s knowledge at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Empire Energy nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification;

w.	there is no fact known to Empire Energy which Empire Energy has not publicly disclosed which materially adversely affects, or so far as Empire Energy can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of Empire Energy or the ability of Empire Energy to perform its obligations under this Agreement;

x.	Empire Energy and its subsidiaries, if any, have filed all federal, state, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;

y.	Empire Energy has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of Empire Energy or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of Empire Energy which are known by Empire Energy’ management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of Empire Energy;

z.	is not an “investment company” within the meaning of the Investment Company Act of 1940;

aa.	neither Empire Energy nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any “directed selling efforts” (as such term is defined in Regulation S of the 1933 Act) in the United States, or (ii) has engaged in or will engage in any form of “general solicitation” or “general advertising” (as such terms are defined in Rule 502(c) under Regulation D of the 1933 Act) in the United States with respect to offers or sales of the Securities;

bb.	the Company has not, for a period of six months prior to the date hereof, sold, offered for sale or solicited, and will not for a period of six months after the Closing Date, offer, sell or solicit, any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Units and would cause the exemption from registration set forth in Rule 506 of Regulation D or Rule 903 of Regulation S of the 1933 Act to become unavailable with respect to the offer and sale of the Securities;

cc.	all securities previously issued by the Company were issued pursuant to registration under the 1933 Act or an available exemption thereunder;

dd.	the warranties and representations, as limited by Schedule 3, in this section are true and correct and will remain so as of the Closing Date; and

ee.	Empire Energy shall indemnify, defend and hold the Subscriber (which term shall, for the purposes of this Section, include the Subscriber or its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with an untrue, inaccurate or breached statement, representation, warranty or covenant of Empire Energy contained herein. Empire Energy undertakes to notify the Subscriber immediately of any change in any representation, warranty or other material information relating to Empire Energy set forth in this Agreement which takes place prior to the Closing Date.

4. Registration Rights

a.	Empire Energy shall prepare and file with the SEC (the “SEC”) within one hundred twenty (120) calendar days after the Closing Date a registration statement (on Form S-3, SB-1, SB-2, S-l, or other appropriate registration statement form reasonably acceptable to the Subscriber) under the 1933 Act (the “Registration Statement”), at the sole expense of Empire Energy (except as specifically provided in Section c hereof), in respect of the Subscriber, so as to permit a public offering and resale of the Common Stock acquirable upon conversion of the Convertible Debenture and Common Stock acquirable upon exercise of the Warrants (collectively, the “Registrable Securities”) in the United States under the 1933 Act by the Subscriber as selling stockholder and not as underwriter. Empire Energy shall use its best efforts to cause such Registration Statement to become effective as soon as possible thereafter, but in no event later than one hundred eighty calendar days after the Closing Date, and within five (5) calendar days of the SEC clearance to request acceleration of effectiveness. Empire Energy will notify the Subscriber of the effectiveness of the Registration Statement (the “Effective Date”) within three (3) Trading Days (days in which the OTCBB is open for quotation) (each, a “Trading Day”).

b.

Empire Energy will maintain the Registration Statement or post-effective amendment filed under this Section 4 effective under the 1933 Act until the earlier of the date (i) all of the Registrable Securities have been sold pursuant to such Registration Statement, (ii) the Subscriber receives an opinion of counsel to Empire Energy, which opinion and counsel shall be reasonably acceptable to the Subscriber, that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iii) all Registrable Securities (or all Common Stock, Convertible Debenture, and Warrants, in the case of Warrants not then exercised) have been otherwise transferred to persons who may trade the Registrable Securities without restriction under the 1933 Act, and Empire Energy has delivered a new certificate or other evidence of ownership for such Registrable Securities not bearing a restrictive legend, (iv) all Registrable Securities may be sold without any time, volume or manner limitations pursuant to

Rule 144(k) or any similar provision then in effect under the 1933 Act in the opinion of counsel to Empire Energy, which counsel shall be reasonably acceptable to the Subscriber, (v) Empire Energy obtains the written consent of the Subscriber, or (vi) two (2) years from the Effective Date (the “Effectiveness Period”).

c.	All fees, disbursements and out-of-pocket expenses and costs incurred by Empire Energy in connection with the preparation and filing of the Registration Statement and in complying with applicable securities and “blue sky” laws (including, without limitation, all attorneys’ fees of Empire Energy, registration, qualification, notification and filing fees, printing expenses, escrow fees, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration) shall be borne by Empire Energy. The Subscriber shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Subscriber and its counsel shall have a reasonable period, not to exceed five (5) Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the SEC. Empire Energy shall qualify any of the Registrable Securities for sale in such states as the Subscriber reasonably designates. However, Empire Energy shall not be required to qualify in any state which will require an escrow or other restriction relating to Empire Energy and/or the sellers, or which will require Empire Energy to qualify to do business in such state or require Empire Energy to file therein any general consent to service of process. Empire Energy at its expense will supply the Subscriber with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Subscriber.

d.	Prior to the effectiveness of the Registration Statement filed pursuant to Section 4(a), the rights to cause Empire Energy to register Registrable Securities granted to the Subscriber by Empire Energy under this Section 4 may be assigned in full by a Subscriber in connection with a transfer by such Subscriber of not less than 500,000 Common Shares or not less than 125,000 Warrants, in either case in a single transaction to a single transferee purchasing as principal, provided, however, that (i) such transfer is otherwise effected in accordance with applicable securities laws; (ii) such Subscriber gives prior written notice to Empire Energy; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement.

e.

If at any time or from time to time after the Effective Date, Empire Energy notifies the Subscriber in writing of the existence of a Potential Material Event (as defined in Section (f) below), the Subscriber shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Subscriber receives written notice from Empire Energy that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. If a Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then Empire

Energy’s obligation to file such Registration Statement shall be delayed without penalty for not more than thirty (30) calendar days. Empire Energy must, if lawful, give the Subscriber notice in writing at least two (2) Trading Days prior to the first day of the blackout period.

f.	“Potential Material Event” means any of the following: (i) the possession by Empire Energy of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of Empire Energy that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of Empire Energy; or (ii) any material engagement or activity by Empire Energy which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of Empire Energy, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of Empire Energy that the applicable Registration Statement would be materially misleading absent the inclusion of such information; provided that, (i) Empire Energy shall not use such right with respect to the Registration Statement for more than an aggregate of 90 days in any 12-month period; and (ii) the number of days Empire Energy is required to keep the Registration Statement effective shall be extended by the number of days for which the Company shall have used such right.

g.	The Subscriber will cooperate with Empire Energy in all respects in connection with this Agreement, including timely supplying all information reasonably requested by Empire Energy (which shall include all information regarding the subscriber and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Any delay or delays caused by the Subscriber, or by any other purchaser of securities of Empire Energy having registration rights similar to those contained herein, by failure to cooperate as required hereunder shall not constitute a breach or default of Empire Energy under this Agreement.

h.	Whenever Empire Energy is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the 1933 Act, Empire Energy shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the assistance and cooperation as reasonably required of the Subscriber with respect to each Registration Statement:

(i)

(A) prior to the filing with the SEC of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Subscriber and reflect in such documents all such comments as the Subscriber (and its counsel), reasonably may propose respecting the

Selling Shareholders and Plan of Distribution sections (or equivalents) and (B) furnish to the Subscriber such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the 1933 Act, and such other documents, as the Subscriber may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Subscriber;

(ii)	register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Subscriber shall reasonably request (subject to the limitations set forth in Section (b) above), and do any and all other acts and things which may be necessary or advisable to enable the Subscriber to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Subscriber;

(iii)	cause the Registrable Securities to be quoted or listed on each service on which the Common Stock of Empire Energy is then quoted or listed;

(iv)	notify the Subscriber, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and Empire Energy shall prepare and file a curative amendment as promptly as commercially reasonable;

(v)	as promptly as practicable after becoming aware of such event, notify the Subscriber, (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension; and

(vi)	provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities.

i.	With respect to any sale of Registrable Securities pursuant to a Registration Statement filed pursuant to this Section 4, the Subscriber hereby covenants with Empire Energy (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and (ii) to notify Empire Energy promptly upon disposition of all of the Registrable Securities.

j.	In addition to the registration rights set forth in Section 4(a), if the Registration Statement filed pursuant to Section 4(a) is not filed within 120 calendar days from the Closing Date, or otherwise declared effective by the SEC, then the Subscribers shall also have certain “piggyback” registration rights as follows:

(i)	If at any time after the issuance of the Registrable Securities, Empire Energy shall file with the SEC a registration statement under the 1933 Act registering any shares of equity securities, Empire Energy shall give written notice to each Subscriber prior to such filing.

(ii)	Within twenty (20) calendar days after such notice from Empire Energy, each Subscriber shall give written notice to Empire Energy whether or not such Subscriber desires to have all of such Subscriber’s Registrable Securities included in the registration statement. If any Subscriber fails to give such notice within such period, such Subscriber shall not have the right to have Subscriber’s Registrable Securities registered pursuant to such registration statement. If any Subscriber gives such notice, then Empire Energy shall include such Subscriber’s Registrable Securities in the registration statement, at Company’s sole cost and expense, subject to the remaining terms of this Section 4(k).

(iii)	If the registration statement relates to an underwritten offering, and the underwriter shall determine in writing that the total number of shares of equity securities to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and such participating Subscriber’s Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. Each participating Subscriber shall enter into such agreements as may be reasonably required by the underwriters and each Subscriber shall pay the underwriters commissions relating to the sale of their respective Registrable Securities.

(iv)	The Subscribers shall have an unlimited number of opportunities to have the Registrable Securities registered under this Section 4(k) provided that Empire Energy shall not be required to register any Registrable Security or keep any Registration Statement effective beyond such period required under Section 4(b) of this Agreement.

(v)	The Subscriber shall furnish in writing to Empire Energy such information as Empire Energy shall reasonably require in connection with a registration statement.

k.	Empire Energy acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of Section 4 of this Agreement and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in such Section 4 may be specifically enforced. If Empire Energy shall fail to file such registration statement when required pursuant to Section a or to keep any registration statement effective as provided in Section 4 or otherwise fails to comply with its obligations and agreements in this Section 4, then, in addition to any other rights or remedies the Subscriber may have at law or in equity, including without limitation, the right of rescission, Empire Energy shall indemnify and hold harmless the Subscriber from and against any and all manner or loss which it may incur as a result of such failure. In addition, Empire Energy shall also reimburse the Subscriber for any and all reasonable legal fees and expenses incurred by it in enforcing their rights pursuant to Section 4, regardless of whether any litigation was commenced.

l.	Notwithstanding anything to the contrary contained in this Agreement, Empire Energy and the Subscriber agree that in the event that the Registration Statement to be filed by Empire Energy pursuant to paragraph 4(a) above (i) is not filed with the SEC within one hundred twenty (120) days from the Closing Date, or (ii) such Registration Statement is not declared effective by the SEC within one hundred and eighty (180) days, then Empire Energy shall (x) for the period commencing on one hundred twenty first (121st) day after the Closing Date and on the first day of each month thereafter until the date that the Registration Statement is filed and (y) for the period commencing on the one hundred eighty first (181st) day after the Closing Date and on the first day of each month thereafter until the Registration Statement is declared effective by the SEC, issue to Subscriber as liquidated damages and not as a penalty for such failure 133,334 Common Shares per month.

5. Indemnity and Contribution

a.

Empire Energy agrees to indemnify and hold harmless each Subscriber, their respective officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Subscriber within the meaning of Section 15 of the 1933 Act, and each person who controls any underwriter within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) to which such Subscriber or such other indemnified person may become subject (including in settlement of litigation, whether commenced or threatened) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of a claim by any third party, the US Securities and Exchange Commission or other regulatory body (“Third Party Action”), based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement, including all documents filed as a part thereof and information deemed to be a part thereof, on the effective date thereof, or any amendment or supplements thereto, or arise out of any failure by Empire Energy to fulfill any undertaking or covenant included in the Registration Statement. Empire Energy will, as incurred, reimburse such

Subscriber, each of its respective officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Subscriber, and each person who controls any such underwriter, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend, settling, compromising or paying such Third Party action, proceeding or claim; provided, however, that Empire Energy shall not be liable in any such case to the extent that such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of, or is based upon, (i) the failure of any Subscriber, or any of their agents, affiliates or persons acting on their behalf, to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities, (ii) an untrue statement or omission in such Registration Statement in reliance upon and in conformity with written information furnished to Empire Energy by an instrument duly executed by or on behalf of the Subscriber, or any of its agents, affiliates or persons acting on its behalf, and stated to be specifically for use in preparation of the Registration Statement and not corrected in a timely manner by the Subscriber in writing or (iii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Subscriber prior to the pertinent sale or sales by such Subscriber and not delivered by the Subscriber to the individual or entity to which it made such sale(s) prior to such sale(s).

b.

The Subscriber agrees to indemnify and hold harmless Empire Energy from and against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) to which Empire Energy may become subject (under the 1933 Act or otherwise) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of a Third Party Action, or are based upon (i) the failure of the Subscriber or any of its agents, affiliates or persons acting on its behalf, to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities; or (ii) an untrue statement or alleged untrue statement of a material fact or omission to state a material fact in the Registration Statement in reliance upon and in conformity with written information furnished to Empire Energy by an instrument duly executed by or on behalf of such Subscriber and stated to be specifically for use in preparation of the Registration Statement; provided, however, that the Subscriber shall not be liable in any such case for (i) any untrue statement or alleged untrue statement or omission in any prospectus or Registration Statement which statement has been corrected, in writing, by such Subscriber and delivered to Empire Energy before the sale from which such loss occurred; or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber and delivered by the Subscriber to the individual or entity to which it made such sale(s) prior to such sale(s), and the Subscriber, severally and not jointly, will, as incurred, reimburse Empire Energy for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding the foregoing, the Subscriber shall not be liable or required to indemnify Empire Energy in the aggregate for any amount in excess of the net amount received by the Subscriber from the sale of the Registrable Securities, to which such loss, claim, damage, expense or liability (or action proceeding in respect thereof) relates.

c.	Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof. After notice from the indemnifying person to such indemnified person of the indemnifying person’s election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would, in the opinion of counsel to the indemnified party, make it inappropriate under applicable laws or codes of professional responsibility for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that the indemnifying person shall not be obligated to assume the expenses of more than one counsel to represent all indemnified persons. In the event of such separate counsel, such counsel shall agree to reasonably cooperate.

d.

If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of Empire Energy on the one hand and the Subscriber, or its agents, affiliates or persons acting on its behalf, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Empire Energy on the one hand or the Subscriber, or its agents, affiliates or persons acting on its behalf, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Empire Energy and the Subscriber agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In any event, the Subscriber shall not be liable or required to contribute to Empire Energy in the aggregate for any amount in excess of the net amount received by the Subscriber from the sale of its Registrable Securities.

6. Governing Law: This Subscription Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives. The laws of the State of Nevada shall govern the rights of the parties as to this Agreement.

7. Indemnification: Subscriber acknowledges that it understands the meaning and legal consequences of the representations and warranties contained herein, and it hereby agrees to indemnify and hold harmless Empire Energy and any other person or entity relying upon such information thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty, or acknowledgement of Subscriber contained in this Agreement.

8. Nonassignability: Except as otherwise expressly provided herein, this Agreement may not be assigned by Subscriber.

9. Entire Agreement: This instrument contains the entire agreement among the parties with respect to the acquisition of the shares and the other transactions contemplated hereby, and there are no representations, covenants or other agreements except as stated or referred to herein.

10. Amendment: This Agreement may be amended or modified only by a writing signed by the party or parties to be charged with such amendment or modification.

11. Binding On Successors: All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and legal representatives.

12. Titles: The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

13. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed an original and all of which taken together shall constitute one and the same document, notwithstanding that all parties are not signatories to the same counterpart.

14. Severability: The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

15. Disclosure Required Under State Law: The offering and sale of the Securities is intended to be exempt from registration under the securities laws of certain states. Subscribers who reside or purchase the Securities may be required to make additional disclosures by the securities laws of various states and agrees to provide such additional disclosures as requested by Empire Energy upon written request.

16. Notices: All notes or other communications hereunder (except payment) shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, or by Express Mail Service or similar courier, addressed as follows:

If to Subscriber:	At the address designated on the signature page of this Agreement.

With copy to:	Dorsey & Whitney LLP Suite 4700, Republic Plaza 370 Seventeenth St. Denver, CO 80202 Attn: Kenneth Sam, Esq. Fax: (303) 629-3450

If to the Company:	EMPIRE ENERGY CORPORATION INTERNATIONAL 16801 West 116th Street, Suite 100 Lenexa, KS 66219

With copy to:	Ballard Spahr Andrews & Ingersoll, LLP 1225 17th Street, Suite 2300 Denver, CO 80202 Attn: Roger V. Davidson, Esq. Fax: (303) 296-3956

17. Time of the Essence: Time shall be of the essence of this Agreement in all respects.

18. Facsimile and Counterpart Subscriptions: Empire Energy shall be entitled to rely on delivery of a facsimile copy of this Agreement executed by the subscriber, and acceptance by Empire Energy of such executed Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and Empire Energy in accordance with the terms hereof. In addition, this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.

19. Future Assurances: Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

SUBSCRIBER HEREBY DECLARES AND AFFIRMS THAT IT HAS READ THE WITHIN AND FOREGOING SUBSCRIPTION AGREEMENT, IS FAMILIAR WITH THE CONTENTS THEREOF AND AGREES TO ABIDE BY THE TERMS AND CONDITIONS THEREIN SET FORTH, AND KNOWS THE STATEMENTS THEREIN TO BE TRUE AND CORRECT.

******

IN WITNESS WHEREOF, Subscriber executed this Agreement this              day of                     , 2006.

SUBSCRIBER:

RAB SPECIAL SITUATIONS (MASTER) FUND LIMITED

By:

Title:

Subscriber Information		Registration Information
Registration of the certificates representing the Convertible Debenture and Warrants should be made exactly as follows (if space is insufficient, attach a list):

Name of Purchaser:	RAB Special Situations (Master) Fund Limited
c/o RAB Capital Limited
Street Address:	No. 1 Adam Street
London W2CN 6LE
City and State:	United Kingdom
Postal/Zip Code:
Contact Name:	Marc Bamber
Phone No.:	44 20 7389 7083
Fax No:	44 20 7389 7050

Delivery of Certificates
The certificates representing the Common Shares are to be delivered as follows (if different from the address(es) set forth above):

Street Address:
City, State, Postal/Zip Code:
Contact Name/Phone No.:

This Subscription Agreement is hereby accepted by the Company this 14th day of March, 2006.

EMPIRE ENERGY CORPORATION INTERNATIONAL

By:
Title:	Malcolm Bendall
President and Chief Executive Officer

Schedule 3

Schedule 3 (e)

Capitalization

Schedule “A”

Convertible Debenture

Schedule “B”

Warrant Certificate

Schedule “C”

Wire Instructions

Wire funds as follows:

Intermediary Bank:	PNC Bank, Philadelphia
ABA Number:	031 0000 53
For Credit of:	Ballard Spahr Andrews & Ingersoll, LLP
Canadian Dollar Account No.:	US$1,500,000
Reference:	Empire Energy Corporation International - Roger V. Davidson, Esq. Denver

Schedule “D”

Officer’s Certificate

TO:	RAB Special Situations (Master) Fund Limited (the “Subscriber”)

This is the Officer’s Certificate (“Certificate”) required to be delivered to the Subscriber at closing in connection with the subscription of 6% Convertible Debenture and Warrants of Empire Energy Corporation International (the “Corporation”) by the Subscriber pursuant to the terms and conditions of the Subscription Agreement (the “Subscription Agreement”) dated for reference March 14, 2006, between the Company and the Subscriber. The Closing Date shall be March 14, 2006.

Terms that are capitalized in this Certificate and that are not otherwise defined in this Certificate have the same meaning ascribed to them in the Subscription Agreement and the Letter.

I, Malcolm Bendall, President of the Company, hereby certify, not in my personal capacity but as an officer of the Company, for and on behalf of the Company as follows:

1.	As President of the Company, I am fully familiar with the assets, liabilities, business and affairs of the Company and have conducted such inquiries and verified such facts, as I have considered necessary for the purposes of executing this Certificate.

2.	The Company has in all material respects performed or complied with all covenants, agreements and conditions contained in the Subscription Agreement, the Share Exchange Agreement and the Letter.

3.	The representations and warranties of the Company contained in the Subscription Agreement and the Letter (except for representations and warranties that speak as of a specific date) are true and correct as of the date of this Certificate.

4.	As of the Closing Date (and including the securities issued by the Company in connection with the Offering), the Company’s authorized capital will consist of 300,000,000 Common Shares of which 188,840,418 Class A Common Shares and 103,386 Class B Common Shares will be issued and outstanding, and the Company will have options exercisable to acquire 9,947,631 Common Shares at an average exercise price of $0.23, Class A Warrants exercisable to acquire 8,550,000 Common Shares at an average exercise price of $0.13, Class B Warrants exercisable to acquire 5,000,000 Common Shares at an average exercise price of $0.18, and a Convertible Debenture exercisable to acquire 10,000,000 Common Shares at an average exercise price of $0.15. Except as set forth in this Certificate, as of the date of the Closing Date, the Company will have no other convertible securities or convertible debt outstanding.

DATED as of the 14th day of March 2006.

/s/ Malcolm Bendall
Name:	Malcolm Bendall
Title:	President